Exhibit 99.1

ITEX Announces Record November/December Performance Metrics

December transaction volume exceeds $25 million

          BELLEVUE, Wash., Jan. 2 /PRNewswire-FirstCall/ -- ITEX Corporation (OTC Bulletin Board: ITEX), The Cashless Marketplace(SM), a leading marketplace for cashless business transactions in North America, today announced key measurable performance metrics for November and December.

          “ITEX continues to set new records for the company and the cashless marketplace industry. Six of our offices generated more than $1.0 million in transaction volume in a single month’s period, with our New York office generating more than $2.3 million,” said Steven White, Chairman and CEO of ITEX.

          Mr. White added, “While ITEX does not provide earnings or revenue guidance, we believe the growth in our key business metrics reflects the success and power of our business model. One of our strategies is to make ITEX(R) the distinctive source for cashless transactions. We are the leaders of our industry, but that is simply not sufficient. When you think of a search engine you say “Google”; when you think of coffee you say “Starbucks”; when you think of on-line shopping you go to “Amazon.”  Our desire is to make the business world think ITEX every time a cashless transaction is considered. When that occurs, we believe ITEX will become a common business tool and the obvious choice for cashless marketplace and processing services.”

          Marketplace Metrics for November and December 2005

*	Transaction volume of $47,663,000 compared to $29,215,000 in the same period of 2004, a 63% increase.

*	Cash deposits of $2,541,000 compared to $1,606,000 in the same period of 2004, a 58% increase.

*	67,973 completed transactions compared to 36,822 in the same period of 2004, an 85% increase.

*	22,000 member businesses compared to 13,400 in the same period of 2004, a 64% increase.

About ITEX
          ITEX, The Cashless Marketplace(SM), is a leading marketplace for cashless business transactions in North America.  ITEX processes more than $250 million a year in transactions through 22,000 member businesses managed by 95 franchisees and licensees.  Member businesses increase sales through an exclusive distribution channel by utilizing the ITEX Dollar to exchange goods and services.  ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.  ITEX is headquartered in Bellevue, Washington.

          For more information, please visit http://www.itex.com

          This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation:  the continuing development of successful marketing strategies for our concepts; our ability to sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our broker network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors.  These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at http://www.sec.gov , including under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All information set forth in this release is as of January 2, 2006, and ITEX undertakes no duty to update this information.

SOURCE  ITEX Corporation
          -0-                                                            01/02/2006
          /CONTACT:  Alan Zimmelman of ITEX Corporation, +1-425-463-4017, alan@itex.com /
          /Web site:  http://www.itex.com /
          (ITEX)